Exhibit 10.4

METHODE ELECTRONICS, INC.

2010 CASH INCENTIVE PLAN

CASH BONUS

FORM AWARD AGREEMENT

This Cash Incentive Award Agreement, effective as of                      , 201   (the “Award Agreement”), is entered into by and between Methode Electronics, Inc., a Delaware corporation (the “Company”), and                                          (“Grantee”).

WHEREAS, the Company desires to reward Grantee for his services to the Company and to encourage him to continue to work for the benefit of the Company in a manner that will benefit all Company shareholders.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the Company agrees to pay Grantee certain cash incentive bonuses under the Company’s 2010 Cash Incentive Plan (the “Plan”) on the terms and conditions set forth herein.

1.             Award.  The Company will pay Grantee a performance-based cash bonus in  a maximum amount specified in Exhibit A attached hereto (the “Target Amount”), provided all of the performance measures set forth on Exhibit A are achieved.  For each performance measure achieved by the Grantee, the Company will pay Grantee the amount set forth on Exhibit A hereto corresponding to the respective measure.  Grantee is only entitled to the full Target Amount if all of the measures set forth on Exhibit A are achieved.  If Exhibit A includes minimum, target and maximum levels of performance, with the final value of the bonus determined by the level of performance attained during the applicable performance period, then for purposes of this Award Agreement the Target Amount shall mean the amount of bonus payable if the maximum level of performance is attained.  For purposes of this Award Agreement, the term “Award” shall refer to the Target Amount or portion thereof paid under the terms of this Award Agreement.

Unless the Award is properly deferred under the terms of the Plan, the Award shall be paid to the Grantee within 2 ½ months after the end of the Company’s or the Grantee’s taxable year (whichever is later) in which the Grantee became entitled to the Award payment.  The Company may withhold from any payment that it is required to make under this Award Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law.

2.             Deferrals.  The Grantee may defer receipt of the Award, subject to the deferral rules under the Plan and applicable law.

3.             Payment Acceleration.  Payment of the Award hereunder shall accelerate if the Grantee’s employment with the Company and its Subsidiaries and Affiliates is terminated due to: (i) retirement on or after his sixty-fifth birthday; (ii) retirement on or after his fifty-fifth birthday with consent of the Company; (iii) retirement at any age on account of total and permanent disability as determined by the Company; or (iv) death.  If payment is accelerated, payment of the Award shall be made on a pro rata basis, based on the Target Amount calculated through the most recently completed month in which such termination occurs, and multiplying such Target Amount by a fraction, the numerator of which shall be the total number of days the Grantee was employed during the performance period and the denominator of which shall be three hundred sixty-five (365).

4.             Change of Control.  Payment of any outstanding Award shall be accelerated immediately following a Change of Control.  If payment is accelerated, payment of the Award shall be made on a pro rata basis based on the Target Amount calculated through the most recently completed month occurring immediately prior to the month in which such Change in Control occurs, and multiplying such Target Amount by a fraction, the numerator of which shall be the total number of days total number of days during the performance period before the Change of Control and the denominator of which shall be three hundred sixty-five (365).

5.             Construction.  This Award Agreement is subject to the terms of the Plan and shall be construed in accordance therewith.  All capitalized and undefined terms herein are subject to the definitions contained in the Plan.  The construction and operation of this Award Agreement are governed by the laws of the State of Illinois without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Award Agreement to the substantive law of another jurisdiction, and any litigation arising out of this Award Agreement shall be brought in the Circuit Court of the State of Illinois or the United States District Court for the Eastern Division of the Northern District of Illinois.

6.             Amendment.  This Award Agreement may be amended at any time by written agreement between the Company and Grantee.  Any such amendment shall be made pursuant to a resolution of the Compensation Committee of the Company’s Board of Directors.

7.             Funding.  Cash payments under this Award Agreement shall constitute general obligations of the Company.  Grantee shall have only an unsecured right to payment thereof out of the general assets of the Company.

8.             Severability.  In the event that any provision or portion of this Award Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Award Agreement shall be unaffected thereby and shall remain in full force and effect.

9.             Dispute Resolution.  The parties initially shall attempt to resolve by direct negotiation any dispute, controversy or claim arising out of or relating to this Award Agreement or its breach or interpretation (each, a “Dispute”). For purposes of this negotiation, the Company shall be represented by one or more of its independent directors appointed by the Board of Directors. If the parties are unable to resolve the Dispute by direct negotiation within 30 days after written notice by one party to the other of the Dispute, the Dispute shall be settled by submission by either party of the Dispute to binding arbitration in Chicago, Illinois (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the American Arbitration Association’s National Rules for the Resolution of Employment Disputes then in effect.  The arbitrator will be an attorney licensed to practice law in the State of Illinois.  The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.  Except as set forth below, each party shall pay:  the fees of his or its attorneys; the expenses of his or its witnesses; and all other expenses connected with presenting his or its case.  Except as set forth below, the costs of the arbitration, including the cost of any record or transcripts of the arbitration hearing, administrative fees, the fees of the arbitrator, and all other fees and costs shall be borne equally by the parties.  In the event of a Dispute following or in connection with a Change of Control, the Company shall pay the fees of the arbitrator as well as the cost of any record or transcripts of the arbitration hearing and other administrative fees and costs.  In all Disputes, the arbitrator will have discretion to make an award of fees, costs and expenses to the prevailing party.

10.           Section 409A Compliance.  It is the intention of the Company and the Grantee that the Award and other benefits awarded under this Award Agreement shall be exempt from the requirements of

Section 409A of the Code and its implementing regulations (“Section 409A”) and shall be interpreted in a manner consistent with this interpretation.  In the event that the Company or the Grantee reasonably determines that any award under this Award Agreement may be subject to Section 409A, the Company and Grantee shall work together to adopt such amendments to this Award Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effective to the extent allowable by applicable laws), or take any other commercially reasonable actions necessary or appropriate to cause the Award and other benefits awarded under this Award Agreement to (i) be exempt from Section 409A, or (ii) otherwise comply with the requirements of Section 409A.

11.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.           Entire Agreement and Clawback Policy.  This Agreement supersedes and cancels all prior written or oral agreements and understandings relating to the terms of this Agreement.  This Agreement and the Award granted hereunder are subject to any Company Clawback Policy in effect as of the date of this Agreement or as subsequently amended, modified or replaced and the terms of the Change in Control Agreement dated as of                          between the Company and Grantee, as the same may be amended from time to time.

13.           No Retention Rights.  Nothing herein contained shall confer on the Grantee any right with respect to continuation of employment or services by the Company or its Subsidiaries or Affiliates, or interfere with the right of the Company or its Subsidiaries or Affiliates to terminate at any time the employment or service of the Grantee.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company by one of its duly authorized officers has executed this Award Agreement as of the day and year first above written.

METHODE ELECTRONICS, INC.

By:
Paul G. Shelton
Its:	Chairman, Compensation Committee

Please indicate your acceptance of the terms and conditions of this Award Agreement by signing in the space provided below and returning a signed copy of this Award Agreement to the Company.  IF A FULLY EXECUTED COPY OF THIS AWARD AGREEMENT HAS NOT BEEN RECEIVED BY THE COMPANY BY                                   , THE AWARD GRANTED UNDER THIS AWARD AGREEMENT SHALL BE CANCELLED.

BY SIGNING BELOW, YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE RECEIVED A COPY OF THE PLAN AND ARE FAMILIAR WITH THE TERMS AND PROVISIONS THEREOF, INCLUDING THE TERMS AND PROVISIONS OF THIS AWARD AGREEMENT.  YOU HAVE REVIEWED THE PLAN AND THIS AWARD AGREEMENT IN THEIR ENTIRETY, HAVE HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS AWARD AGREEMENT AND FULLY UNDERSTAND ALL PROVISIONS OF THIS AWARD AGREEMENT.  FINALLY, YOU HEREBY AGREE TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD AGREEMENT.

The undersigned hereby accepts, and agrees to, all terms and provisions of this Award Agreement and the Plan as they pertain hereto.

GRANTEE

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